                                                                       EXHIBIT B

                        VOTING AND SHAREHOLDERS AGREEMENT


         This VOTING AND SHAREHOLDERS AGREEMENT (this "AGREEMENT"), is made and entered into as of the 8th day of February, 2000, by and among Prize Energy Corp. (formerly known as Vista Energy Resources, Inc.), a Delaware corporation (the "COMPANY"); Prize Natural Resources, Inc. (formerly known as Prize Energy Corp.), a Delaware corporation ("OLD PRIZE"); the individuals and trusts listed as Management Owners on the execution pages hereof (the "MANAGEMENT OWNERS"); the individuals listed as Employee Owners on the execution pages hereof (including any additional persons who are employed by the Company and subsequently become parties to this Agreement, the "EMPLOYEE OWNERS"); the individuals and trusts listed as Other Owners on the execution pages hereof (the "OTHER OWNERS"); Natural Gas Partners II, L.P., a Delaware limited partnership ("NGP II"), Natural Gas Partners III, L.P., a Delaware limited partnership ("NGP III"), and Natural Gas Partners V, L.P., a Delaware limited partnership ("NGP V" and, together with NGP II and NGP III, "NGP"); and Pioneer Natural Resources USA, Inc., a Delaware corporation ("PIONEER").

                              W I T N E S S E T H:

         WHEREAS, Old Prize and certain of the Owners (as defined in Section 3 of this Agreement) entered into an Amended and Restated Voting and Shareholders Agreement dated as of June 29, 1999 (the "PRIZE AGREEMENT"); and

         WHEREAS, Old Prize, the Company and a newly-formed wholly-owned subsidiary of the Company ("MERGER SUB") entered into an Agreement and Plan of Merger dated as of October 8, 1999 (the "MERGER AGREEMENT"), under which, on the date hereof, Merger Sub was merged with and into Old Prize and Old Prize became a wholly-owned subsidiary of the Company; and

         WHEREAS, under the terms of the Merger Agreement, upon consummation of the Merger, the Prize Agreement is to be terminated and the parties hereto are to enter into this Agreement; and

         WHEREAS, certain terms are defined in Section 3 of this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual terms, covenants and conditions contained herein, the parties hereto agree as follows:

         Section 1.        Voting Agreement.

         (a) General Rights. From and after the date hereof and until the provisions of this Section 1 shall terminate as provided in Section 1(b) below, the Owners, NGP II and NGP III agree to vote all of their Owner Shares and any other voting securities of the Company over which they have voting control, and the Company will take all reasonable actions within its control, that may be necessary in order to cause:

                  (i) the nomination and election to the Board of one representative designated by a majority in interest of the Management Owners;

                  (ii) the nomination and election to the Board of (A) three representatives designated by NGP before the Pioneer Board Reduction Event, and (B) four representatives designated by NGP on and after the Pioneer Board Reduction Event;

                  (iii) the nomination and election to the Board of (A) two representatives designated by Pioneer before the Pioneer Board Reduction Event, and (B) one representative designated by Pioneer on and after the Pioneer Board Reduction Event;

                  (iv) the removal from the Board (with or without cause) of any or all of the representatives designated by the Management Owners hereunder at the written request of a majority in interest of the Management Owners (but only upon such written request and under no other circumstances);

                  (v) the removal from the Board (with or without cause) of any or all of the representatives designated by NGP hereunder at the written request of NGP (but only upon such written request and under no other circumstances);

                  (vi) the removal from the Board (with or without cause) of any or all of the representatives designated by Pioneer hereunder at the written request of Pioneer (but only upon such written request and under no other circumstances);

                  (vii) in the event that any representative designated by the Management Owners hereunder for any reason ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board to be filled by a representative designated by a majority in interest of the Management Owners;

                  (viii) in the event that any representative designated by NGP hereunder for any reason ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board to be filled by a representative designated by an authorized representative of NGP;

                  (ix) in the event that any representative designated by Pioneer hereunder for any reason ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board to be filled by a representative designated by an authorized representative of Pioneer; and

                  (x) the provisions of Section 3 of Article Four of the Amended and Restated Bylaws (together with related definitions) to be preserved and effective without amendment, elimination, or superseding (whether directly, by charter amendment, or otherwise) from the form attached as Exhibit A hereto unless Pioneer previously consents in writing to such amendment, elimination, or superseding.


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         (b) Termination.

                  (i) The provisions of this Section 1 shall terminate with respect to any single Management Owner on the first to occur of the following:

                           (A) the date such Management Owner's employment by
                  the Company shall have terminated;

                           (B) the date of the death of such Management Owner;
                  or

                           (C) the date of any Transfer or purported Transfer of
                  Owner Shares by such Management Owner in violation of the terms of this Agreement.

                  (ii) The provisions of this Section 1 shall terminate as to Pioneer on the first date on which Pioneer no longer owns shares of Common Stock and Underlying Common Stock that constitute at least 14.03% of the total issued and outstanding shares of Common Stock (Underlying Common Stock shall be deemed issued and outstanding for the purpose of such computation) (whether such reduction of percentage ownership occurs as a result of Pioneer's sale or transfer of such shares, the Company's issuance of additional shares or the merger, consolidation or other transaction involving the Company, or otherwise). Upon the reduction of Pioneer's percentage ownership below 14.03%, as described in the preceding sentence, the provisions of this
         Section 1 shall also terminate as to all other Owners, NGP II and NGP III.

                  (iii) The provisions of this Section 1 shall terminate as to all Owners, NGP II and NGP III on June 29, 2009, unless extended by the parties hereto.

         Section 2. Transfer Restrictions.

         (a) General Rights. In addition to any restrictions on the Transfer of Owner Shares that are imposed under the Securities Act or other applicable securities laws, no Restricted Owner shall Transfer or Pledge all or any part of such Restricted Owner's Owner Shares without the prior written consent of the other Restricted Owners or in accordance with this Section 2.

         (b) Pro-Rata Sale Rights after an IPO. No Restricted Owner shall have the right to effect any Transfer of any of such Restricted Owner's Owner Shares (other than as provided in Section 2(c) below) unless such Restricted Owner proposing to Transfer such Owner Shares (a "SELLING OWNER") complies with the tag-along requirements of clause (i) or (ii) below:

                  (i) Public Sales Through a Broker. If a proposed Transfer is to be effectuated through an established brokerage firm and utilizing the public securities markets (e.g., the New York Stock Exchange, the American Stock Exchange or The Nasdaq Stock Market):


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                           (A) Such Selling Owner shall provide prior written
                  notice of the following (a "PUBLIC SALE NOTICE") to all other Restricted Owners ("TAG-ALONG OWNER(S)"): (I) the number of shares proposed to be made available for sale (the "INITIAL SHARES"); (II) the pricing and other instructions pursuant to which the selected broker will be operating; (III) the name, address, telephone number and facsimile number of the selected broker and the name of the selected registered representative at the broker; and (IV) confirmation that the selected broker and selected registered representative have been advised that the Tag-Along Owners may desire to elect to participate in the proposed Transfer.

                           (B) After receiving a Public Sale Notice, a Tag-Along
                  Owner shall be entitled to elect to participate, up to such Tag-Along Owner's Proportionate Share, in the proposed Transfer through the selected broker, subject to such Tag-Along Owner's (I) meeting all of the broker's requirements to establish a customer account and execute transactions for such Tag-Along Owner, (II) meeting all of the requirements imposed by applicable securities laws in order to execute such transaction (including without limitation Rule 144 under the Securities Act), and (III) responding in writing within three business days after receipt of such Public Sale Notice to such Selling Owner, to the Tag-Along Owners and to the selected broker. If the designated broker is unable to sell an amount at least equal to the number of Initial Shares, the aggregate number of shares which the designated broker is able to sell shall be allocated on a Proportionate Share basis among such Selling Owner and all Tag-Along Owners electing to participate in the proposed Transfer.

                  (ii) Non-Broker Transactions. In the case of a proposed Transfer that does not fall within the provisions of clause (i) of this
         Section 2(b), such Selling Owner shall cause the Person or group that proposes to acquire Owner Shares from such Selling Owner (the "PROPOSED PURCHASER") to offer in writing (the "PURCHASE OFFER") to the Tag-Along Owners, to purchase a Proportionate Share of the Owner Shares of the Tag-Along Owners. Any such purchase shall be made in accordance with the following:

                           (A) the purchase from each Tag-Along Owner shall be
                  made at the highest price per share and on such other terms and conditions as the Proposed Purchaser has offered to purchase Owner Shares from such Selling Owner;

                           (B) each Tag-Along Owner shall have no more than 20
                  days from the receipt of the Purchase Offer in which to accept such Purchase Offer, in whole or in part;

                           (C) to the extent that a Tag-Along Owner accepts such
                  Purchase Offer, the number of Owner Shares to be sold to the Proposed Purchaser by such Selling Owner shall be proportionately reduced to the extent necessary to comply with this Section 2(b)(ii); and


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                           (D) the closing of such purchase shall occur within
                  30 days after such acceptance or at such other time as such Selling Owner, the Tag-Along Owners and the Proposed Purchaser may agree.

         (c) Excluded Transfers. The provisions of Section 2(b) above do not apply to any Transfer by a Restricted Owner of such Restricted Owner's Owner Shares in an Excluded Affiliate Transfer. The provisions of Section 2(b) above do not apply to any Transfer by a Restricted Owner of such Restricted Owner's Owner Shares pursuant to (i) a registration statement filed under the Securities Act, or (ii) a sale effected through a national securities exchange or the Nasdaq Stock Market.

         (d) Termination. This Section 2 shall terminate upon the earlier to occur of the following: (i) the first date on which the Restricted Owners collectively do not own at least 20% of the outstanding common equity securities of the Company or of any successor or assignee resulting from the consolidation, merger or sale of all or substantially all of the assets of the Company; (ii) the adjudication of the Company as a bankrupt, the execution by the Company of an assignment for the benefit of creditors or the appointment of a receiver of the Company; (iii) the voluntary or involuntary dissolution of the Company; (iv) when there is otherwise only one surviving Restricted Owner as a party to this Agreement; (v) June 29, 2009, unless extended by agreement of Restricted Owners holding at least 80% of the Owner Shares held by Restricted Owners outstanding on such date; or (vi) the written agreement of all the Restricted Owners. The Company and the Restricted Owners each covenant and agree to enter into and to use their best efforts to cause any successor or assignee of the Company described in clause (i) of this Section 2(d) to enter into an agreement substantially similar to this Agreement if the Restricted Owners collectively own at least 20% of the equity interests in such successor or assignee.

         Section 3. Definitions. As used in this Agreement, the following terms shall have the meanings assigned to them in this Section 3:

         "AGREEMENT" means this Voting and Shareholders Agreement, as the same may be amended from time to time.

         "BOARD" means the Board of Directors of the Company.

         "COMMON STOCK" means the Company's common stock, par value $.01 per share.

         "COMPANY" has the meaning set forth in the introductory paragraph of this Agreement.

         "EMPLOYEE OWNERS" has the meaning set forth in the introductory paragraph of this Agreement.

         "EXCLUDED AFFILIATE TRANSFER" means (i) any transfer of Owner Shares by a Restricted Owner, other than a Management Owner or an Employee Owner (whether voluntarily or by operation of law) to a partner or other affiliate or a legal successor of such Restricted Owner; (ii) any


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transfer of Owner Shares by a Restricted Owner who is an individual to a member of such Restricted Owner's family or to a revocable trust for estate planning purposes, but only if such Restricted Owner retains the right to vote such Owner Shares following such transfer; (iii) any transfer upon the death of a Restricted Owner who is an individual; and (iv) any transfer of Owner Shares by a Restricted Owner which is a trust to the principal beneficiary of that trust; provided that, in the case of any Transfer described in clause (i), (ii), (iii) or (iv) above, such transferee agrees to be bound by the terms of this Agreement and evidences same by executing a copy of this Agreement promptly upon receiving the assignment of such Owner Shares.

         "INITIAL SHARES" has the meaning set forth in Section 2(b)(i)(A) hereof.

         "MANAGEMENT OWNERS" has the meaning set forth in the introductory paragraph of this Agreement.

         "MERGER AGREEMENT" has the meaning set forth in the recitals to this Agreement.

         "MERGER SUB" has the meaning set forth in the recitals to this Agreement.

         "NGP," "NGP II," "NGP III" and "NGP V" have the meanings set forth in the introductory paragraph of this Agreement.

         "OLD PRIZE" has the meaning set forth in the introductory paragraph of this Agreement.

         "OTHER OWNERS" has the meaning set forth in the introductory paragraph of this Agreement.

         "OWNER(S)" means the Management Owners, the Employee Owners, the Other Owners, NGP V and Pioneer.

         "OWNER SHARES" means, with respect to any Owner, NGP II or NGP III: (i) all shares of Common Stock or Series A Preferred currently held or held in the future by such Person (including, without limitation, shares acquired upon the exercise of any option, warrant or other right); provided that, in order to participate in any Purchase Offer, such conversion must occur no later than the deadline for acceptance of such offer as set forth in Section 2(b)(ii)(B) hereof; (ii) any equity securities issued or issuable directly or indirectly to such Person with respect to the Common Stock or Series A Preferred referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, conversion, recapitalization, merger, consolidation or other reorganization; and (iii) any other shares of any class or series of voting security of the Company currently held or held in the future by such Person. As to any particular shares constituting Owner Shares, such shares will cease to be Owner Shares when they have been transferred to any person who is not a current or future party to this Agreement, other than pursuant to an Excluded Affiliate Transfer. In determining the percentage ownership of any Person or Persons or their participation in a transaction, the Series A Preferred shall be counted on an as-converted basis with the Common Stock.


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         "PERMITTED ASSIGN" means an assignee of Owner Shares who acquires such shares in an Excluded Affiliate Transfer.

         "PERSON" means any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any governmental agency or political subdivision thereof.

         "PIONEER" has the meaning set forth in the introductory paragraph of this Agreement.

         "PIONEER BOARD REDUCTION EVENT" means the first date on which Pioneer no longer owns Common Stock and Underlying Common Stock that constitutes at least 25.2% of the total issued and outstanding shares of Common Stock (whether as a result of Pioneer's sale or transfer of such shares, the Company's issuance of additional shares, a merger, consolidation or other fundamental change involving the Company, or otherwise).

         "PLEDGE" means any pledge of an interest in, or other encumbrance placed upon, Owner Shares as security for indebtedness or for other purposes.

         "PRIZE AGREEMENT" has the meaning set forth in the recitals to this Agreement.

         "PROPORTIONATE SHARE" means:

                  (i) for purposes of Section 2(b)(i) hereof, the number of Owner Shares equal to the product of (A) the Initial Shares, or such lesser number of shares that the designated broker has been able to sell pursuant Section 2(b)(i) hereof, times (B) the fraction which is equal to the total number of Owner Shares which a Tag-Along Owner electing to participate in a Transfer owns, over the aggregate number of Owner Shares owned by the Selling Owner and all Tag-Along Owners electing to participate in a Transfer; and

                  (ii) for purposes of Section 2(b)(ii) hereof, the number of Owner Shares equal to the product of (A) the total number of Owner Shares which a Proposed Purchaser has offered to purchase from the Selling Owner, times (B) the fraction which is equal to the total number of Owner Shares which a Tag-Along Owner owns, over the aggregate number of Owner Shares owned by the Selling Owner and all Tag-Along Owners who have elected participate in a Transfer.

         "PROPOSED PURCHASER" has the meaning set forth in Section 2(b)(ii) hereof.

         "PUBLIC SALE NOTICE" has the meaning set forth in Section 2(b)(i)(A) hereof.

         "PURCHASE OFFER" has the meaning set forth in Section 2(b)(ii) hereof.

         "RESTRICTED OWNER(S)" means the Management Owners, the Employee Owners and NGP V and their successors and assigns.


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


         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SELLING OWNER" has the meaning set forth in Section 2(b) hereof.

         "SERIES A PREFERRED" means the Company's Series A 6% convertible preferred stock, par value $.01 per share.

         "TAG-ALONG OWNER(S)" has the meaning set forth in Section 2(b)(i)(A) hereof.

         "TRANSFER" means any sale, assignment or other disposition of Owner Shares, other than a Pledge.

         "UNDERLYING COMMON STOCK" means at any time, with respect to any share of Series A Preferred, the aggregate number of shares of Common Stock into which such share is then convertible.

         Section 4. Enforcement; Legends. No Owner Shares shall be transferred on the books of the Company, nor shall any Transfer be effective, unless and until the terms and provisions of this Agreement are first complied with and, in case of violation of this Agreement by the attempted Transfer of Owner Shares without compliance with the terms and provisions hereof, such Transfer shall be invalid and of no effect. The Owners will cause the Company to imprint a legend on any certificates evidencing Owner Shares which are subject to this Agreement referring to the voting rights and the restrictions on Transfer of the Owner Shares imposed hereunder. Any such legend shall be removed from the certificates evidencing any shares which cease to be Owner Shares, as set forth in the definition of such term in Section 3 hereof.

         Section 5. Termination. This Agreement shall terminate upon the termination of Section 1 and Section 2 hereof.

         Section 6. Miscellaneous.

         (a) Benefit. This Agreement will only bind and inure to the benefit of, and will only be enforceable by and against, the original parties hereto and any Permitted Assigns under this Agreement.

         (b) Notices. Whenever in this Agreement, notice is required as permitted to be given it shall be given in writing, and if such notice is given by registered United States mail it shall be deemed to have been received on the second business day after the date such notice is posted. All notices hereunder to the Company shall be mailed to it at the address of its principal place of business and all notices to the Owners shall be mailed to them at their last known address as shown on the books and records of the Company. Any party may change such party's mailing address by giving written notice of such change to all other parties.


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         (c) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE
PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

         (d) Number. Words in the singular shall be construed to include the plural and vice versa, unless the context otherwise requires.

         (e) Headings. The headings appearing in this Agreement are inserted only for convenience of reference and in no way shall be construed to define, limit or describe the scope or intent of any provision of this Agreement.

         (f) Severability. Every provision in this Agreement is intended to be severable. In the event that any provision in this Agreement shall be held invalid, the same shall not affect in any respect whatsoever the validity of the remaining provisions of this Agreement; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

         (g) Joinder. The spouse, if any, of each Management Owner and Employee Owner who resides in a state subject to community property laws joins in the execution and delivery of this Agreement for the express purpose of binding his or her community property interests, if any, in the Owner Shares.

         (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.

         (i) Entirety and Modification. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supercedes all prior understandings and agreements regarding such matters, including without limitation the Prize Agreement, which is hereby terminated. This Agreement may not be modified, supplemented or amended in any respect except by written instrument executed by all parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

Prize Energy Corp.                               Prize Natural Resources, Inc.
(formerly known as                               (formerly known as
Vista Energy Resources, Inc.)                    Prize Energy Corp.)


By: /s/ Philip B. Smith                          By: /s/ Lon C. Kile
   ---------------------------------                ----------------------------
   Philip B. Smith, Chairman and                    Lon C. Kile
   Chief Executive Officer                          President


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


                                MANAGEMENT OWNERS
Initial Number of
Owner Shares:
356,257 shares of             /s/ Philip B. Smith
Common Stock                  --------------------------------------------------
                              Philip B. Smith, Trustee of The Philip B. Smith
                              Revocable Trust Dated July 25, 1994

Initial Number of
Owner Shares:
84,134 shares of              /s/ Philip B. Smith
Common Stock                  --------------------------------------------------
                              Philip B. Smith, Trustee of The Scott C. Smith
                              Irrevocable Trust Dated January 15, 1996

Initial Number of
Owner Shares:
84,134 shares of              /s/ Philip B. Smith
Common Stock                  --------------------------------------------------
                              Philip B. Smith, Trustee of The Laura E. Smith
                              Irrevocable Trust Dated January 15, 1996

Initial Number of
Owner Shares:
41,630 shares of              /s/ Lon C. Kile
Common Stock                  --------------------------------------------------
                              Lon C. Kile

                                       NGP

                              NATURAL GAS PARTNERS II, L.P.

                              By: G.F.W. Energy II, L.P., General Partner
                              By: GFW II, L.L.C., General Partner
Initial Number of
Owner Shares:
511,709 shares of             By: /s/ Kenneth A. Hersh
Common Stock                  --------------------------------------------------
                              Kenneth A. Hersh, Authorized Member


                              NATURAL GAS PARTNERS III, L.P.

                              By: Rainwater Energy Investors, L.P.
                              General Partner
                              By: GFW III, L.L.C., General Partner
Initial Number of
Owner Shares:
699,390 shares of             By: /s/ Kenneth A. Hersh
Common Stock                  --------------------------------------------------
                              Kenneth A. Hersh, Authorized Member


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


                              NATURAL GAS PARTNERS V, L.P.

                              By: G.F.W. Energy V, L.P., General Partner
                              By: GFW V, L.L.C., General Partner
Initial Number of
Owner Shares:
7,326,821 shares of           By: /s/ Kenneth A. Hersh
Common Stock                  --------------------------------------------------
                              Kenneth A. Hersh, Authorized Member


                                     PIONEER

                              PIONEER NATURAL RESOURCES USA,
                              INC.


Initial Number of
Owner Shares:                 By: /s/ Mark L. Withrow
3,984,197 shares of           --------------------------------------------------
Series A Preferred            Mark L. Withrow
                              Executive Vice President


                                 EMPLOYEE OWNERS


Initial Number of
Owner Shares:
42,068 shares of              /s/ Monica Griffin
Common Stock                  --------------------------------------------------
                              Monica Griffin


                                  OTHER OWNERS


Initial Number of
Owner Shares:
356,257 shares of             /s/ Kathlyn C. Smith
Common Stock                  --------------------------------------------------
                              Kathlyn C. Smith, Trustee of The Kathlyn C.
                              Smith Revocable Trust Dated July 25, 1994


                                      -11-